UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 14, 2017, Intercontinental Exchange, Inc. (“ICE”) announced the completion of the sale of Trayport Holdings Limited and Trayport, Inc. (together, “Trayport”) to TMX Group Limited and TMX Group US Inc. (together, “TMX”) in exchange for TMX’s Natural Gas Exchange Inc. (“NGX”) and Shorcan Energy Brokers Inc. (“Shorcan Energy”) businesses and £350 million cash. The NGX and Shorcan Energy businesses were collectively valued by the parties at two hundred million British pounds sterling (£200,000,000) and the aggregate consideration received by ICE was valued by the parties at five hundred and fifty million British pounds sterling (£550,000,000).

A copy of the press release announcing the completion of the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 14, 2017, ICE announced the completion of the sale of Trayport to TMX in exchange for TMX’s NGX and Shorcan Energy businesses and £350 million cash. The NGX and Shorcan Energy businesses were collectively valued by the parties at two hundred million British pounds sterling (£200,000,000) and the aggregate consideration received by ICE was valued by the parties at five hundred and fifty million British pounds sterling (£550,000,000).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1        Press Release dated December 14, 2017.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

Date:	December 15, 2017